Exhibit 10.14

ESH SPONSOR LLC

228 Park Ave S, Suite 89898

New York, NY 10003

January 23, 2025

ESH Acquisition Corp.

228 Park Ave S, Suite 89898

New York, NY 10003

Re:	Commitment Letter

Ladies and Gentlemen:

You (“you” or the “SPAC”) have requested that ESH Sponsor LLC (“Sponsor”) agree to provide advances to you, upon your request and from time to time as a loan, the lesser of (x) $30,000 or (y) $0.05 per month for each Class A common stock that remains outstanding for each calendar month (commencing on December 16, 2024 and on the 16th day of each subsequent month) until December 16, 2025, or portion thereof, that is needed to complete an initial business combination, which amount will be deposited into the Trust Account (as defined in that certain Proxy Statement filed with the SEC on November 5, 2024), in an aggregate principal amount not to exceed $360,000 (each, an “Advance” and collectively, the “Advances”) upon the terms set forth in the form of promissory note attached hereto as Exhibit A (the “Promissory Note”).

Effective December 16, 2024, Sponsor hereby commits to provide the entire principal amount of the Advances, subject only to the following conditions: (1) you shall provide to Sponsor an executed counterpart of the Promissory Note and (2) you shall provide Sponsor with not less than five (5) business days’ prior written notice of any Advance to be made pursuant to the Promissory Note. Sponsor shall fund any Advance under the Promissory Note within three (3) business days following written request therefor.

This letter (the “Commitment Letter”) shall not be assignable by you without the prior written consent of Sponsor (and any purported assignment without such consent shall be null and void). This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and Sponsor.

This Commitment Letter is intended to be solely for the benefit of the SPAC, and is not for the benefit of (and may not be enforced by) any other party.

For the avoidance of doubt, any promissory note(s) previously issued by the SPAC to Sponsor and still outstanding as of the date hereof remain payable in accordance with their terms.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. You hereby consent to the exclusive jurisdiction and venue of the state or federal courts located in the City of New York. YOU HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT YOU MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE PROMISSORY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND (B) ANY OBJECTION THAT YOU MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LEGAL PROCEEDING IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK.

Sponsor’s commitment hereunder will expire upon the earlier to occur of (x) December 16, 2025 and (y) the date of the consummation of SPAC’s initial business combination.

Very truly yours,

ESH SPONSOR LLC

By:	/s/ Jonathan Morris
	Name:	Jonathan Morris
	Title:	Authorized Signatory

Acknowledged and agreed:

ESH ACQUISITION CORP.

By:	/s/ Jonathan Morris
	Name:	Jonathan Morris
	Title:	Chief Financial Officer

[Commitment Letter Signature Page]

Exhibit A

Form of Promissory Note

[Attached]

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount:	Dated as of

ESH Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of ESH Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to                      U.S. dollars ($                  ), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) December 16, 2025 or (ii) date on which Maker consummates an initial business combination. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. [Intentionally omitted].

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

a. Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

b. Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

c. Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or electronic transmission to the address designated in writing, and (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of Maker’s initial public offering (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were be deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with such initial public offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

ESH Acquisition Corp.

By:
Name:
Title: